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EXHIBIT 11
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

The following table sets forth the calculation of total number of shares used in the computation of net earnings (loss) per common share.



                                                        THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                                             1998              1997              1998               1997
                                                        --------------    --------------     --------------   --------------
Weighted average common shares outstanding                     19,481            18,644             19,453           16,961

Dilutive incremental shares assumed to be outstanding
  related to stock options, warrants and put options              -               1,408                -
Weighted average common  and common
  equivalent shares used in the computation of

                                                        --------------    --------------     --------------   --------------
  net income (loss) per share                                  19,481            20,052             19,453           16,961
                                                        ==============    ==============     ==============   ==============
Net income (loss)                                        $     (6,907)     $      6,341       $    (21,068)    $     (5,273)
                                                        ==============    ==============     ==============   ==============

Basic earnings per share                                 $      (0.35)     $       0.34       $      (1.08)    $      (0.31)
                                                        ==============    ==============     ==============   ==============
Diluted earnings per share                               $      (0.35)     $       0.32       $      (1.08)    $      (0.31)
                                                        ==============    ==============     ==============   ==============